((LETTERHEAD))

                        Kish - Leake & Associates, P.C.
                          Certified Public Accountants

J.D. Kish, C.P.A., M.B.A.                     7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                          Englewood, Colorado 80111
----------------------------                          Telephone: (303) 779-5006
Arleen R. Brogan, C.P.A.                                    Fax: (303) 779-5724
                                                                 www.klacpa.com


April 25, 2000


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549



We would like to inform you that we have read the revised disclosures provided by Snelling Travel, Inc.(Comm.file #0-26461) in its filing of form 8-K/A dated March 22, 2000 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.


Sincerely,


/s/ Kish, Leake & Associates, P.C.
----------------------------------
    Kish, Leake & Associates, P.C.
    Englewood, Colorado